Exhibit 99.1

Startek Reports Third Quarter 2023 Financial Results

- The Go-Private Transaction with Capital Square Partners Is Expected to Close by End Of 2023 -

DENVER – November 9, 2023 - Startek, Inc. (NYSE:SRT) ("Startek" or the "Company"), a global customer experience (CX) solutions provider, is reporting financial results for the third quarter ended September 30, 2023. As a result of current and planned divestitures, the Company has classified Middle East and Argentina operations as 'Held for Sale and Discontinued Operations'. Accordingly net revenue, gross profit, gross margin, SG&A expenses and adjusted EBITDA are reported for the continuing operations and net income, EPS, adjusted net income/(loss) and adjusted EPS are reported after consolidating continuing and discontinued operations.

Third Quarter 2023 Financial Summary ($ in millions, excl. margin items)

	Q3 2023	Q3 2022	Change
Revenue	93.63	94.88	(1.32)%
Gross Profit	12.49	14.57	(14.28)%
Gross Margin	13.34%	15.36%	(202)bps
SG&A Expenses	10.32	12.99	(20.55)%
Adjusted EBITDA [3]	8.94	9.54	(6.29)%
Net Income (Loss) [1]	(24.23)	0.24	(10,195.83)%
EPS[1]	(0.60)	0.01	(6,100.00)%
Adjusted Net Income [2], [3]	11.83	5.67	108.64%
Adjusted EPS[2], [3]	0.29	0.14	107.14%

[1] Reflects net income (loss) and EPS attributable to Startek shareholders.

[2] Reflects Adjusted net income and adjusted EPS attributable to Startek shareholders.

[3] Refer to the reconciliation of GAAP to Non-GAAP financial measures.

Third Quarter 2023 Financial Summary

Net Revenue in the third quarter was $93.63 million compared to $94.88 million in the year-ago quarter. The slight decrease was primarily due to foreign currency movement of certain currencies relative to the US Dollar. The Company also saw some softness in volume across certain clients within the Company’s international footprint which was largely offset by ramp-up of new clients won in the past few quarters. On a constant currency basis, net revenue increased 2.04% compared to the year-ago quarter.

Gross profit in the third quarter was $12.49 million compared to $14.57 million in the year-ago quarter. Gross margin was 13.34% compared to 15.36% in the year-ago quarter. The decline in gross profit and gross margin was primarily driven by the aforementioned lower volumes which led to a mismatch in staffing levels.

Selling, general and administrative (SG&A) expenses in the third quarter reduced to $10.32 million compared to $12.99 million in the year-ago quarter. The SG&A expense for both the periods include non-recurring costs related to the merger transaction. Adjusting for these costs, as a percentage of revenue, SG&A decreased to 10.70% compared to 12.20% in the year-ago quarter. The improvement was primarily due to operational efficiency across the board.

Adjusted EBITDA* in the third quarter was $8.94 million compared to $9.54 million in the year-ago quarter. The decrease is primarily attributable to the aforementioned decline in net revenue, as well as currency exchange losses during the period.

Net income (loss) attributable to Startek shareholders in the third quarter was $(24.23) million or $(0.60) per share, compared to a net income of $0.24 million or $0.01 per share in the year-ago quarter. The decline was primarily a result of a $19.6 million non-cash impairment charge on goodwill due to change in the forecasts considering the aforementioned decline in revenue. This represents income (loss) attributable to Startek shareholders from continuing operations of $(24.60) million in Q3 2023 and $0.13 million in Q3 2022, along with income (loss) attributable to Startek shareholders from discontinued operations of $0.37 million in Q3 2023 and $0.11 million in Q3 2022.

Adjusted net income* in the third quarter increased by 108.64% to $11.83 million or $0.29 per diluted share, compared to an adjusted net income* of $5.67 million or $0.14 per diluted share in the year-ago quarter. This represents adjusted net income (loss) from continuing operations of $11.34 million in Q3 2023 and $4.60 million in Q3 2022, along with adjusted net income (loss) from discontinued operations of $0.48 million in Q3 2023 and $1.07 million in Q3 2022.

On September 30, 2023, cash and restricted cash was $40.84 million[1] compared to $72.40 million as at December 31, 2022. The decrease in cash balance was driven by the utilization of the proceeds from the strategic transactions to prepay debt. Total debt as at September 30, 2023, was $77.67 million compared to $175.91 million as at December 31, 2022, and net debt as at September 30, 2023, was $36.83 million[2] compared to $103.51 million as at December 31, 2022.

On April 24, 2023, the Board of Directors approved an authorization to repurchase up to $20 million of the Company’s common stock from time to time in accordance with the requirements of the Securities and Exchange Commission. During the three months ended September 30, 2023, the Company repurchased 14,011 shares at an average cost of $2.87 per share.

*A non-GAAP measure defined below.

   Subsequent Event and Conference Call

On October 10, 2023, Startek announced that it entered into a definitive agreement to be acquired by funds managed by Capital Square Partners (“CSP”) in an all-cash transaction with a total enterprise value of approximately $217 million and total equity value of approximately $174 million. Under the terms of the agreement, CSP will acquire all shares of Startek common stock not already owned by CSP for $4.30 per share in cash.

The transaction is expected to close before the end of calendar year 2023, subject to the satisfaction of customary closing conditions. The transaction is not subject to any financing contingency. Upon completion of the transaction, Startek will no longer trade on the New York Stock Exchange and will become a private company.

As a result of the definitive agreement and upcoming plans to become a private company, Startek management will not be hosting a conference call to discuss the third quarter results.

[1] Cash balance excluding restricted cash as at September 30, 2023 amounted to $36.72 million as compared to $22.46 million on December 31, 2022.

[2] Net debt excluding restricted cash balance at September 30, 2023 was $40.95 million compared to $153.45 million on December 31, 2022.

About Startek

Startek is a leading global provider of technology-enabled customer experience (CX) solutions. The Company provides omnichannel CX, digital transformation, and technology services to some of the world’s leading brands. Startek is committed to impacting clients’ business outcomes by focusing on enhancing CX and digital enablement across all touch points and channels. Startek has more than 35,000 employees delivering services in 11 countries. The Company services over 145 clients across a range of industries such as banking and financial services, insurance, technology, telecoms, healthcare, travel and hospitality, consumer goods, retail and energy and utilities.

To learn more visit www.startek.com and follow us on LinkedIn @Startek.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (SEC) on March 28, 2023, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Cody Cree
Gateway Group, Inc.
(949) 574-3860

SRT@gateway-grp.com

   Media Relations

Neha Iyer

Startek

neha.iyer@startek.com

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue	93,629	94,878	276,915	292,117
Cost of services	(81,141)	(80,311)	(239,782)	(253,182)
Gross profit	12,488	14,567	37,133	38,935

Selling, general and administrative expenses	(10,322)	(12,990)	(31,429)	(34,350)
Impairment (losses)/ reversals and restructuring/exit cost	(24,894)	(37)	(24,769)	(110)
Operating income (loss)	(22,728)	1,540	(19,065)	4,475

Share of income (loss) of equity accounted investee	-	297	-	4,122
Interest expense and other income (expense), net	(1,998)	(1,999)	(5,657)	(5,044)
Foreign exchange gains (losses), net	(308)	1,208	109	1,114
Income (loss) from continuing operations before tax expenses	(25,034)	1,046	(24,613)	4,667
Tax (expenses) / benefits	437	(913)	(573)	(2,854)
Income (loss) from continuing operations, net of tax (A)	(24,597)	133	(25,186)	1,813
Income (loss) before income tax expenses from discontinued operations	367	3,056	3,118	5,865
Pre-tax gain on disposal	-	-	11,666	-
Tax expenses of discontinued operations	-	(925)	(5,374)	(2,500)
Income (loss) from discontinued operations, net of tax (B)	367	2,131	9,410	3,365
Net income (loss) (A+B)	(24,230)	2,264	(15,776)	5,178

Income (loss) from continuing operations (A)
Income (loss) attributable to noncontrolling interests	-	-	-	-
Income (loss) attributable to Startek shareholders	(24,597)	133	(25,186)	1,813
	(24,597)	133	(25,186)	1,813

Income (loss) from discontinued operations (B)
Income (loss) attributable to noncontrolling interests	-	2,021	2,589	4,311
Income (loss) attributable to Startek shareholders	367	110	6,821	(946)
	367	2,131	9,410	3,365

Net income (loss) (A+B)
Net income (loss) attributable to noncontrolling interests	-	2,021	2,589	4,311
Net income (loss) attributable to Startek shareholders	(24,230)	243	(18,365)	867
	(24,230)	2,264	(15,776)	5,178

Net income (loss) per common share from continuing operations
Basic net income (loss) attributable to Startek shareholders	(0.61)	0.01	(0.62)	0.04
Diluted net income (loss) attributable to Startek shareholders	(0.61)	0.01	(0.62)	0.04

Net income (loss) per common share from discontinued operations
Basic net income (loss) attributable to Startek shareholders	0.01	0.00	0.17	(0.02)
Diluted net income (loss) attributable to Startek shareholders	0.01	0.00	0.17	(0.02)

Net income (loss) per common share from continuing and discontinued operations
Basic net income (loss) attributable to Startek shareholders	(0.60)	0.01	(0.45)	0.02
Diluted net income (loss) attributable to Startek shareholders	(0.60)	0.01	(0.45)	0.02

Weighted average common shares outstanding
Basic	40,298	40,326	40,300	40,316
Diluted	40,298	40,333	40,300	40,354

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) (A+B)	(24,230)	2,264	(15,776)	5,178
Net income (loss) attributable to noncontrolling interests	-	2,021	2,589	4,311
Net income (loss) attributable to Startek shareholders	(24,230)	243	(18,365)	867

Other comprehensive income (loss), net of taxes from continuing operations:
Foreign currency translation adjustments	(1,053)	(3,701)	(3,578)	(7,089)
Pension amortization	-	184	124	184
Other comprehensive income (loss) from continuing operations	(1,053)	(3,517)	(3,454)	(6,905)

Other comprehensive income (loss), net of taxes from discontinued operations:
Foreign currency translation adjustments	-	-	(50)	(1)
Pension amortization	-	(41)	4,187	(727)
Other comprehensive income (loss) from discontinued operations	-	(41)	4,137	(728)
Other comprehensive income (loss) from continuing and discontinued operations	(1,053)	(3,558)	683	(7,633)

Other comprehensive income (loss), net of taxes from continuing operations
Attributable to noncontrolling interest	-	-	-	-
Attributable to Startek shareholders	(1,053)	(3,517)	(3,454)	(6,905)
	(1,053)	(3,517)	(3,454)	(6,905)

Other comprehensive income (loss), net of taxes from discontinued operations
Attributable to noncontrolling interests	-	(23)	614	(397)
Attributable to Startek shareholders	-	(18)	3,523	(331)
	-	(41)	4,137	(728)

Comprehensive income (loss) from continuing and discontinued operations
Attributable to noncontrolling interests	-	1,998	3,203	3,914
Attributable to Startek shareholders	(25,283)	(3,292)	(18,296)	(6,369)
	(25,283)	(1,294)	(15,093)	(2,455)

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	36,718	22,457
Restricted cash	4,122	49,946
Trade accounts receivables, net	41,144	47,138
Unbilled revenue	27,109	24,207
Prepaid expenses and other current assets	14,045	9,159
Assets classified as held for sale	7,783	202,831
Total current assets	130,921	355,738

Non-current assets
Property, plant and equipment, net	25,932	22,945
Operating lease right-of-use assets	27,478	36,450
Intangible assets, net	72,023	79,745
Goodwill	100,857	120,505
Deferred tax assets, net	3,126	2,771
Prepaid expenses and other non-current assets	9,148	7,889
Total non-current assets	238,564	270,305
Total assets	369,485	626,043

Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payables	8,696	2,428
Accrued expenses	31,470	29,707
Short term debt	10,643	14,267
Current maturity of long term debt	12,269	120,466
Current maturity of operating lease liabilities	15,120	14,492
Other current liabilities	21,067	17,615
Liabilities classified as held for sale	6,365	89,486
Total current liabilities	105,630	288,461

Non-current liabilities
Long term debt	54,755	41,175
Operating lease liabilities	20,111	26,651
Other non-current liabilities	3,279	2,682
Deferred tax liabilities, net	15,274	15,508
Total non-current liabilities	93,419	86,016
Total liabilities	199,049	374,477

Stockholders’ equity
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 41,209,497 and 41,098,456 shares issued as of September 30, 2023 and December 31, 2022 respectively.	412	411
Additional paid-in capital	294,725	293,472
Accumulated deficit	(104,768)	(86,302)
Treasury stock, 905,204 and 839,214 shares as of September 30, 2023 and December 31, 2022 respectively, at cost	(3,944)	(3,749)
Accumulated other comprehensive loss	(15,989)	(16,058)
Equity attributable to Startek shareholders	170,436	187,774
Non-controlling interest	-	63,792
Total stockholders’ equity	170,436	251,566
Total liabilities and stockholders’ equity	369,485	626,043

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Income from continuing and discontinued operations	(15,776)	5,178
less: Income (loss) from discontinued operations, net of tax	9,410	3,365
Income (loss) from continuing operations, net of tax	(25,186)	1,813

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,420	16,856
Impairment of goodwill	19,648	-
Impairment of right-of-use assets	4,391	-
Profit on sale of property, plant and equipment	(41)	(166)
Provision/(reversal) for doubtful accounts	(472)	(112)
Amortization of debt issuance costs (including loss on extinguishment of debt)	120	426
Amortization of call option premium	-	1,080
Mark to market gain on derivative instrument	(314)	-
Share-based compensation expense	1,138	1,213
Deferred income taxes	(428)	(1,101)
Share of income (loss) of equity accounted investee	-	(4,122)

Changes in operating assets and liabilities:
Trade accounts receivables (including unbilled revenue)	766	(1,119)
Prepaid expenses and other assets	(3,979)	(2,289)
Trade accounts payable	6,386	2,391
Income taxes, net	(4,351)	150
Accrued expenses and other liabilities	(1,181)	(4,216)
Net cash generated from/used in by operating activities from continuing operations	12,917	10,804
Net cash generated from/used in operating activities from discontinued operations	(7,691)	11,464
Net cash generated from/used in operating activities	5,226	22,268

Investing activities
Purchase of property, plant and equipment and intangible assets, net	(10,677)	(9,645)
Proceeds from sale of discontinued operations, net of cash disposed	35,782	-
Net cash generated from/used in investing activities from continuing operations	25,105	(9,645)
Net cash generated from/used in investing activities from discontinued operations	(3,616)	(2,294)
Net cash generated from/used in investing activities	21,489	(11,939)

Financing activities
Proceeds from the issuance of common stock	116	348
Payments of long term debt	(93,466)	-
Payment from a line of credit, net	(3,569)	1,110
Payments of other borrowings, net	(1,272)	(2,319)
Common stock repurchases	(195)	(1,636)
Net cash generated from/used in financing activities from continuing operations	(98,386)	(2,497)
Net cash generated from/used in financing activities from discontinued operations	(325)	534
Net cash generated from/used in financing activities	(98,711)	(1,963)

Net increase (decrease) in cash and cash equivalents	(71,996)	8,366
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,142)	(2,432)
Cash and cash equivalents and restricted cash at beginning of period	115,146	55,396
Cash and cash equivalents and restricted cash at end of period	42,008	61,330
Less: Cash and cash equivalents from discontinued operations	(1,168)	(33,358)
Cash and cash equivalents and restricted cash of continuing operations at end of period	40,840	27,972

Components of cash and cash equivalents and restricted cash
Balances with banks	36,718	22,267
Restricted cash	4,122	5,705
Total cash and cash equivalents and restricted cash	40,840	27,972

Supplemental disclosure of cash flow information
Cash paid for interest and other finance cost	8,442	7,071
Cash paid for income taxes	5,024	3,619
Supplemental disclosure of non-cash activities
Non-cash share-based compensation expenses	1,138	1,213

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net income (loss) plus Income tax expense, Share of income (loss) of equity-accounted investees, Interest expense and other income (expense), net, Depreciation and amortization expense, Impairment losses and restructuring cost, Share-based compensation expense, Foreign exchange gains (losses), net, Merger transaction costs, Transaction related costs, CSS option amortization and other non-recurring costs (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by the ongoing operations that we believe are useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to Startek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Continuing Operations
Net income (loss)	(24,597)	133	(25,186)	1,813
Tax expense	(437)	913	573	2,854
Share of income (loss) of equity accounted investee	-	(297)	-	(4,122)
Interest expense and other income (expense), net	1,998	1,999	5,657	5,045
Foreign exchange (gains) losses, net	308	(1,208)	(109)	(1,114)
Depreciation and amortization expense	5,885	5,812	16,420	16,855
Merger transaction cost	304	1,411	304	2,603
Impairment losses and restructuring cost	24,894	37	24,769	110
Share-based compensation expense	369	380	1,138	1,213
Other non recurring costs / (Income)	216	-	1,316	-
CSS option amortisation	-	360	-	1,080
Adjusted EBITDA	8,940	9,540	24,882	26,337

Discontinued Operations
a) Argentina
Net income (loss)	368	(844)	(2,052)	(3,116)
Interest expense and other income (expense), net	(406)	(124)	(2,415)	(1,399)
Foreign exchange gains (losses), net	350	233	706	445
Depreciation and amortization expense	-	146	-	439
Impairment losses and restructuring cost	404	961	3,570	3,010
Adjusted EBITDA	716	372	(191)	(621)

b) CCC
Net income (loss)	-	2,972	11,462	6,480
Tax expense	-	924	5,374	2,499
Interest expense and other income (expense), net	-	890	1,174	2,198
Foreign exchange gains (losses), net	-	5	10	20
Depreciation and amortization expense	-	1,622	-	4,844
Impairment losses and restructuring cost	-	-	4	30
Other non recurring costs / (Income)	-	-	(11,666)	-
Adjusted EBITDA	-	6,413	6,358	16,071

Adjusted EBITDA from discontinued operations (a+b)	716	6,785	6,167	15,450

Adjusted EBITDA from continuing and discontinued operations	9,656	16,325	31,049	41,787

Adjusted EPS:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Continuing Operations
Income (loss) attributable to Startek shareholders	(24,597)	133	(25,186)	1,813
Share based compensation expense	186	380	664	1,213
Amortization of intangible assets, net of tax	1,310	2,279	4,507	6,783
Merger transaction cost	177	1,411	177	2,603
Impairment losses and restructuring cost	14,535	37	14,458	110
Other non recurring costs / (Income)	84	-	768	-
CSS option amortisation	-	360	-	1,080
Adjusted net income	11,343	4,600	15,036	13,602

Discontinued Operations
a) Argentina
Income (loss) attributable to Startek shareholders	368	(844)	(2,052)	(3,116)
Impairment losses and restructuring cost	116	961	2,084	3,010
Adjusted net income (loss)	484	117	32	(106)

b) CCC
Income (loss) attributable to Startek shareholders	-	951	8,872	2,168
Impairment losses and restructuring cost	-	-	3	30
Other non recurring costs / (Income)	-	-	(7,477)	-
Adjusted net income (loss)	-	951	1,398	2,198

Adjusted Net Income from discontinued operations (a+b)	484	1,068	1,430	2,092

Adjusted Net Income from continuing and discontinued operations	11,827	5,668	16,466	15,694

Weighted average common shares outstanding - basic	40,298	40,326	40,300	40,316
Weighted average common shares outstanding - diluted	40,298	40,333	40,300	40,354

Adjusted EPS from continuing operations - Basic	0.28	0.11	0.37	0.34
Adjusted EPS from continuing operations - Diluted	0.28	0.11	0.37	0.34

Adjusted EPS from discontinued operations - Basic	0.01	0.03	0.04	0.05
Adjusted EPS from discontinued operations - Diluted	0.01	0.03	0.04	0.05

Adjusted EPS from continuing and discontinued operations - Basic	0.29	0.14	0.41	0.39
Adjusted EPS from continuing and discontinued operations - Diluted	0.29	0.14	0.41	0.39